DISCOVER CARD EXECUTION NOTE TRUST
(Issuer)
DISCOVER BANK
(Depositor)

Underwriting Agreement
(Standard Terms)
October 1, 2007
UBS SECURITIES LLC
1285 Avenue of the Americas
New York, NY 10019
as Underwriter and as the Representative
of the Underwriters named in Schedule I to the Terms Agreement
Ladies and Gentlemen:
     Discover Card Execution Note Trust, a statutory trust created under the laws of the State of Delaware (the “Issuer”), and Discover Bank (“Discover Bank”), as depositor (in such capacity, the “Depositor”) of the Issuer, propose, subject to the terms and conditions stated herein, to cause to be issued and sold from time to time notes of the series, classes and tranches designated in the applicable Terms Agreement (as hereinafter defined) (the “Notes”). The Notes will be issued pursuant to the Indenture, dated as of July 26, 2007, as supplemented by the Indenture Supplement, dated as of July 26, 2007, and a Terms Document having the date stated in the applicable Terms Agreement (as so supplemented and as otherwise modified or amended from time to time, the “Indenture”), between the Issuer and U.S. Bank National Association, as trustee (in such capacity, the “Indenture Trustee”). The Issuer is organized pursuant to a Trust Agreement, dated as of July 2, 2007 (as modified or amended from time to time, the “Trust Agreement”), between Discover Bank, as Beneficiary, and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). The Notes will be secured by certain assets of the Issuer, including the Collateral Certificate referred to below (collectively, the “Collateral”) transferred to the Issuer pursuant to the Collateral Certificate Transfer Agreement, dated as of July 26, 2007, by and between the Issuer and Discover Bank.
     Discover Bank has conveyed receivables (the “Receivables”) generated from time to time in certain designated credit card accounts (the “Accounts”) owned by Discover Bank, collections thereon and certain related property to the Discover Credit Card Master Trust I (the “Master Trust”) pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004 (as modified or amended from time to time, the “Pooling and Servicing Agreement”), as supplemented by the Series 2007-CC Supplement (the “Series Supplement”), dated as of July 26, 2007, among Discover Bank, as Master Servicer (in such capacity, the “Master Servicer”), as Servicer (in such capacity, the “Servicer”) and as Seller (in such capacity, the “Seller”), and U.S. Bank National Association, as trustee (in such capacity, the “Master Trust Trustee”). References herein to the Pooling and Servicing Agreement, unless otherwise specified, shall mean the Pooling and Servicing Agreement as supplemented by the Series Supplement. Pursuant to the Pooling and Servicing Agreement and the Collateral Certificate Transfer Agreement, Discover Bank has transferred to the Issuer an undivided interest in certain assets of the Master Trust as represented by a collateral certificate (the “Collateral Certificate”) and has caused the Master Trust to issue the Collateral Certificate to the Issuer. The Collateral Certificate is an investor certificate under the Pooling and Servicing Agreement.
     To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Indenture or the Pooling and Servicing Agreement, as applicable. Unless otherwise stated herein or in the applicable Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Indenture or the Pooling and Servicing Agreement, each capitalized term used or defined herein or in the applicable Terms Agreement shall relate only to the Notes designated in the applicable Terms Agreement and shall not relate to any other series, classes or tranches of notes issued by the Issuer.
     Each offering of each tranche of Notes to which this Agreement applies made pursuant to the Registration Statement (as defined herein) will be made through you or through you and other underwriters for whom you are acting as representative or through an underwriting syndicate managed by you. Any action taken by you as representative will be binding on all the Underwriters. Whenever Discover Bank and the Issuer determine to make such an offering of Notes to which this Agreement shall apply, Discover Bank, the Issuer and one or more Underwriters (as defined herein) will enter into an agreement (the “Terms Agreement”) providing for the sale of the Notes to, and the purchase and offering thereof by, (i) you, (ii) you and such other underwriters who execute the Terms Agreement and agree thereby to become obligated to purchase the Notes from the Issuer, or (iii) you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (in each case, the “Underwriters”). The representative of the Underwriters may be referred to herein as the “Representative”. Such Terms Agreement shall specify the initial principal amount of the Notes to be issued and their terms not otherwise specified in this Agreement, the price at which such Notes are to be purchased by the Underwriters from the Issuer, the aggregate amount of Notes to be purchased by you and any other Underwriter that is a party to such Terms Agreement and the initial public offering price or the method by which the price at which such Notes are to be sold will be determined. The Terms Agreement shall be substantially in the form attached hereto as Exhibit A. Each such offering of the Notes for which a Terms Agreement is entered into will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriters participating in the offering of such Notes. At or prior to the Time of Sale (as defined in the applicable Terms Agreement), Discover Bank will have prepared the Time of Sale Information (as defined in the applicable Terms Agreement).
     1. Discover Bank represents and warrants to, and agrees with you, as of the date hereof (except to the extent any of the following representations and warranties are as of a specified date, in which case such representations and warranties shall be as of such date), and to each Underwriter named in the Terms Agreement as of the date thereof (except to the extent any of the following representations and warranties are as of a specified date, in which case such representations and warranties shall be as of such date), that:
          (a) A registration statement on Form S-3 (Registration Statement Nos. 333-141703, 333-141703-01 and 333-141703-02) including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the Collateral Certificate and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”), in the form heretofore delivered to you has been filed with the Securities and Exchange Commission (the “Commission”) (which may have included one or more preliminary prospectuses and prospectus supplements (each, a “Preliminary Prospectus”) meeting the requirements of Rule 430 of the Act) and such registration statement, as amended, has been declared effective by the Commission; such registration statement, as amended, and the prospectus and prospectus supplement relating to the sale of the Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including any prospectus and prospectus supplement filed with the Commission pursuant to Rule 424(b) of the Act) are respectively referred to herein as the “Registration Statement,” the “Basic Prospectus” and, together with static pool information required to be disclosed pursuant to Item 1105 of Regulation AB of the Act (but only to the extent such static pool information is deemed to be part of or is otherwise incorporated into such prospectus supplement), the “Prospectus Supplement,” and the Basic Prospectus together with the Prospectus Supplement relating to the Notes is hereinafter referred to as the “Prospectus”; the conditions of Rule 415 under the Act have been satisfied with respect to the Registration Statement; and no other amendment to the Registration Statement will be filed which shall be reasonably disapproved by you promptly after reasonable notice thereof.
          (b) There is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and Discover Bank is not aware of any proceeding for that purpose having been instituted or threatened; and there has been no notification with respect to the suspension of the qualification for sale of the Notes for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened.
          (c) As of the date of the Terms Agreement, when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424(b) under the Act, when any other amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus Supplement is filed with the Commission, and at the Time of Delivery (as defined in Section 5), the Registration Statement and the Prospectus (i) conformed, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Discover Bank or the Issuer by an Underwriter through you expressly for use therein.
          (d) The Time of Sale Information, at the Time of Sale did not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that Discover Bank makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to Discover Bank in writing by such Underwriter through you expressly for use in such Time of Sale Information.
          (e) Discover Bank has been duly organized and is validly existing as a banking corporation in good standing under the laws of the State of Delaware. Discover Bank has, in all material respects, full power and authority to own its properties and conduct its business as described in the Prospectus, and to execute, deliver and perform the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement, and to consummate the transactions contemplated by the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement, and is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals (i) would have a material adverse effect on Discover Bank and its subsidiaries, taken as a whole, or (ii) would have a material adverse effect on Discover Bank’s ability to consummate the transactions contemplated by the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement.

          (f) Discover Bank has duly executed and delivered this Agreement and the applicable Terms Agreement as of the date of the Terms Agreement.
          (g) Upon payment therefor as provided herein and in the Terms Agreement, the Notes will have been duly and validly authorized and (assuming their due authentication by the Indenture Trustee) will have been duly and validly issued and will conform in all material respects to the description thereof in the Prospectus and will be enforceable in accordance with the terms of the Indenture.
          (h) The Collateral Certificate has been duly and validly authorized and has been duly and validly issued and conforms in all material respects to the description thereof in the Prospectus and is entitled to the benefits of the Pooling and Servicing Agreement.
          (i) The issue and sale of the Notes and the compliance by Discover Bank with all of the provisions of the Notes, the Pooling and Servicing Agreement, the Trust Agreement, this Agreement and the Terms Agreement have been or will have been duly authorized by Discover Bank by all necessary corporate action; and will not conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Pooling and Servicing Agreement, the Trust Agreement, or the Indenture, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Discover Bank or Discover Financial Services (“DFS”), material to Discover Bank and DFS (whether or not consolidated) considered as a whole, pursuant to the terms of, any material indenture, loan agreement or other agreement or instrument for borrowed money to which Discover Bank or DFS is a party or by which Discover Bank or DFS may be bound or to which any of the property or assets of Discover Bank or DFS, material to Discover Bank and DFS (whether or not consolidated) considered as a whole, is subject, nor will such action result in any material violation of the provisions of the Certificate of Incorporation or By-Laws of Discover Bank or, to the best of Discover Bank’s knowledge, any statute or any order, rule or regulation applicable to Discover Bank of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over Discover Bank, and no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes except as may be required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and securities laws of the various states and other jurisdictions which are applicable to the issue and sale of the Notes and except for the filing of any financing or continuation statement required to perfect or continue the Master Trust’s interest in the Receivables.
          (j) The Receivables conveyed by Discover Bank to the Master Trust under the Pooling and Servicing Agreement will have an aggregate outstanding balance determined as of the date stated in the Terms Agreement of not less than the amount set forth in the Terms Agreement.
          (k) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Master Trust is not required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (l) Other than the Prospectus, Discover Bank (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared, used or referred to and will not prepare, use or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Time of Sale Information (the Time of Sale Information and each communication by Discover Bank or its agents and representatives that constitutes an “issuer free writing prospectus”, as defined in Rule 433(h) under the Act (other than a communication referred to in clause (ii) below), an “Issuer Free Writing Prospectus”), (ii) any communication or document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (iii) other written communication of Discover Bank or its agents and representatives approved in writing in advance by the Underwriters. Each Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the Act and the applicable rules and regulations promulgated thereunder and has been filed or will be filed in accordance with Rule 433 under the Act (to the extent required thereby).
          (m) Discover Bank acknowledges that in connection with the offering of the Notes: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to Discover Bank or any other person, (ii) the Underwriters owe Discover Bank only those duties and obligations set forth in this Agreement, (iii) the Underwriters may have interests that differ from those of Discover Bank, (iv) in connection therewith with respect to all aspects of the transaction contemplated herein, each Underwriter is acting as a principal and not the agent or fiduciary of the Issuer, Discover Bank and the Sellers and Discover Bank and the Sellers hereby expressly disclaim any fiduciary relationship with respect thereto and (v) none of the Underwriters has assumed an advisory responsibility in favor of the Issuer or Discover Bank with respect to the transaction contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer or Discover Bank on other matters) or any other obligation to the Issuer or Discover Bank except the obligations expressly set forth in this Agreement. Discover Bank waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.
          (n) Based on information currently available to, and in the reasonable belief of, Discover Bank, Discover Bank is not engaged (whether as defendant or otherwise) in, nor has Discover Bank knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings the result of which might reasonably be expected to have a material adverse effect on the Collateral Certificate or the Noteholders.
          (o) Except for the Underwriters, Discover Bank has employed or retained no broker, finder, commission agent or other person in connection with the sale of the Notes, and neither Discover Bank nor the Issuer is under any obligation to pay any broker’s fee or commission in connection with such sale.
          (p) No Amortization Event or any event which after any applicable grace period will become an Amortization Event is subsisting in relation to the Collateral Certificate and no event has occurred which would constitute (after an issue of the Notes) an Amortization Event or any event which after any applicable grace period would become an Amortization Event.
          (q) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by Discover Bank of this Agreement, the applicable Terms Agreement and the

Pooling and Servicing Agreement shall have been paid or will be paid by Discover Bank at or before the Time of Delivery to the extent then due.
          (r) As of the Time of Delivery, the representations and warranties of Discover Bank in the Pooling and Servicing Agreement will be true and correct in all material respects (except to the extent any such representations and warranties relate to an earlier point in time, in which case such representations and warranties are true and correct as of such date).
          (s) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement among Discover Bank, the Issuer and the Underwriters with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Notes.
     2. The Issuer represents and warrants to, and agrees with you, as of the date hereof, and to each Underwriter named in the Terms Agreement as of the date thereof, that:
          (a) The issue and sale of the Notes and the compliance by the Issuer with all of the provisions of the Notes, the Indenture, this Agreement and the Terms Agreement have been or will have been duly authorized by the Issuer by all necessary statutory trust action; and will not conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Indenture, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer, material to the Issuer, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which the Issuer is a party or by which the Issuer may be bound or to which any of the property or assets of the Issuer, material to Issuer, is subject, nor will such action result in any material violation of the provisions of the Trust Agreement or, to the best of the Issuer’s knowledge, any statute or any order, rule or regulation applicable to the Issuer of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Issuer, and no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes except as may be required under the Act, the Exchange Act, and securities laws of the various states and other jurisdictions which are applicable to the issue and sale of the Notes and except for the filing of any financing or continuation statement required to perfect or continue the Indenture Trustee’s interest in the Receivables.
          (b) The Issuer is not required to be registered under the Investment Company Act.
          (c) Other than the Prospectus, the Issuer (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared, used or referred to and will not prepare, use or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Time of Sale Information, (ii) any communication or document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (iii) other written communication of the Issuer or its agents and representatives approved in writing in advance by the Underwriters. Each Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the Act and the applicable rules and regulations promulgated thereunder and has been filed or will be filed in accordance with Rule 433 under the Act (to the extent required thereby).
          (d) The Issuer is not, and on the date on which the first bona fide offer of the Notes was made (within the meaning of Rule 164(h)(2) under the Act) was not, an “ineligible issuer”, as defined in Rule 405 under the Act.
          (e) The Issuer acknowledges that in connection with the offering of the Notes: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to the Issuer or any other person, (ii) the Underwriters owe the Issuer only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Issuer. The Issuer waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.
          (f) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Issuer, Discover Bank and the Underwriters with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Notes.
     3. Subject to the terms and conditions herein set forth, upon the execution by all parties thereto of any Terms Agreement, the Issuer agrees to issue and sell and Discover Bank agrees to cause the Issuer to issue and sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Issuer, at the purchase price specified in the Terms Agreement, the principal amount of Notes set forth in the Terms Agreement.
     4. (a) From time to time, after the Registration Statement becomes effective, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.
          (b) Each Underwriter severally represents and agrees that it will not offer or sell or deliver any of the Notes in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof, and without limiting the foregoing, each Underwriter severally represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement (a) to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer or (b) to participate in a collective investment scheme (within the meaning of Section 238 of the FSMA) in circumstances in which Section 238(1) of the FSMA does not apply; (ii) it is a person of a kind described in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; and (iii) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

          (c) Each Underwriter, severally, represents that it will not, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(11) of the Act) with respect to the Notes, transfer, deposit or otherwise convey any Notes into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Notes, in which the Notes comprise greater than five percent of the asset pool of such trust or special purpose vehicle, without the prior written consent of Discover Bank and the Issuer; provided, however, that Discover Bank, the Issuer and each of the Underwriters agrees that, notwithstanding the foregoing, UBS Securities LLC may sell all or a portion of the Class A(2007-2) notes as replacement collateral for an existing trust or special purpose vehicle that will not be issuing new securities to finance the acquisition of such notes, as previously described to Discover Bank.
     5. Notes to be purchased by each Underwriter hereunder and under the Terms Agreement shall be delivered by or on behalf of the Issuer to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price thereof in immediately available funds. Unless otherwise specified in the Terms Agreement, such delivery shall occur at the office of Latham & Watkins LLP, Chicago, Illinois or such other place as you and Discover Bank may agree upon in writing. The time and date of such delivery shall be set forth in the Terms Agreement or at such other time and date as you and Discover Bank may agree upon in writing, such time and date being herein called the “Time of Delivery.” Unless otherwise specified in the Terms Agreement, the Notes shall be represented by definitive notes, registered in the name of Cede & Co., as nominee for The Depository Trust Company. Such definitive notes will be made available for inspection at least twenty-four hours prior to the Time of Delivery at the office of the Indenture Trustee, U.S. Bank National Association, 209 S. LaSalle Street, 3rd Floor, Mail Code MK-IL-RY3B, Chicago, IL 60604.
     6. Discover Bank and the Issuer agree with each of the Underwriters:
          (a) Immediately following the execution of each Terms Agreement, Discover Bank will prepare a Prospectus Supplement setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Basic Prospectus, the price at which such Notes are to be purchased by the Underwriters from the Issuer, either the initial public offering price or the method by which the price at which such Notes are to be sold will be determined, the selling concessions and allowances, if any, and such other information as Discover Bank deems appropriate in connection with the offering of such Notes, and Discover Bank will not make any further amendment or any supplement to the Registration Statement or Prospectus or prepare, use or refer to or file any Issuer Free Writing Prospectus, to the extent such amendment, supplement or Issuer Free Writing Prospectus occurs during the period for which any Underwriter has a requirement to deliver the Prospectus pursuant to Rule 174 under the Act, without first having furnished you with a copy of the proposed form thereof and given you a reasonable opportunity to review and will not use or refer to or file any such proposed amendment or supplement to the Registration Statement or Prospectus or Issuer Free Writing Prospectus to which you reasonably object; to advise you and your counsel promptly after it receives notice of the time when any post-effective amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus, any amended Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish you and your counsel with copies thereof; to advise you and your counsel, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of such Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.
          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith neither Discover Bank nor the Issuer shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.
          (c) To furnish the Underwriters with copies of the Prospectus and each Issuer Free Writing Prospectus in such quantities as you may from time to time reasonably request, and if at any time the delivery of a Prospectus is required by law in connection with the offering or sale of the Notes, and if at such time any event shall have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and to prepare and furnish without charge to each Underwriter and to any dealer in the Notes as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance and in case any Underwriter is required to deliver a Prospectus in connection with sales of any Notes at any time nine months or more after the effective date of the Registration Statement, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act; provided, however, that any Underwriter’s consent to any amendment shall not constitute a waiver of any of the conditions of Section 7 of this Agreement.
          (d) Discover Bank will cause the Issuer to make generally available to holders of the Notes, in accordance with Rule 158 under the Act or otherwise, as soon as practicable, but in any event not later than forty-five days after the end of the fourth full fiscal quarter (ninety days in the case of the last fiscal quarter in any fiscal year) following the fiscal quarter ending after the effective date of the Registration Statement, an earning statement of the Issuer (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve consecutive months beginning after the effective date of such Registration Statement.
          (e) To comply with the requirements of Rule 433 under the Act applicable to any Issuer

Free Writing Prospectus, including, without limitation, timely filing with the Commission or retention where required and legending.
          (f) Each Underwriter covenants with Discover Bank and the Issuer not to distribute any communication other than Time of Sale Information and any announcement communication, launch communication, subsequent guidance, update communication or any similar communication in substantially the form agreed to by Discover Bank and the Underwriters without the prior written consent of Discover Bank.
     Discover Bank and the Issuer agree with each of the Underwriters during the period beginning from the date of the Terms Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Notes, of which termination you agree to give Discover Bank and the Issuer prompt notice confirmed in writing, and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any securities of Discover Bank or any other affiliate thereof or any other trust for which Discover Bank or any other affiliate thereof is depositor, which represent participation interests in Discover Card receivables, without your prior written consent, which consent shall not be unreasonably withheld; provided, however, that Discover Bank, the Issuer and each of the Underwriters agrees that, notwithstanding the foregoing, Discover Bank, the Issuer or any of their affiliates may issue or direct the issuance of the DiscoverSeries Class A(2007-1) notes.
     7. The obligations of the several Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of Discover Bank and the Issuer herein are, at and as of the Time of Delivery, true and correct, the condition that Discover Bank and the Issuer shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:
          (a) All actions required to be taken and all filings required to be made by Discover Bank and the Issuer under the Act prior to the Time of Delivery for the Notes shall have been duly taken or made; and prior to the applicable Time of Delivery, no stop order suspending the effectiveness of the

Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission in connection with the Registration Statement shall have been complied with to the Commission’s satisfaction.
          (b) All corporate and statutory trust proceedings and related matters in connection with the organization of Discover Bank and the Issuer, the validity of the Pooling and Servicing Agreement, the Indenture, the Trust Agreement, the Trust Certificate (as defined in the Trust Agreement) and the registration, authorization, issue, sale and delivery of the Notes shall have been satisfactory to counsel to the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subdivision (b).
          (c) Counsel to Discover Bank (which for purposes of the opinions described in clauses (i)-(iv) and the opinions as to the due authorization, execution and delivery of the Pooling and Servicing Agreement and the Trust Agreement and the due authorization, execution, issuance and delivery of the Collateral Certificate in clause (v) may be in-house counsel to Discover Bank) shall have furnished to you their written opinion, dated the Closing Date (as set forth in the Terms Agreement), in form and substance satisfactory to you in your reasonable judgment, to the effect that:
          (i) Discover Bank has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware, has, in all material respects, the corporate power to own its own assets and operate its business as described in the Preliminary Prospectus and the Prospectus, and had at all relevant times and now has, the corporate power to acquire, own and service the Receivables.
          (ii) Discover Bank has the corporate power to execute and deliver the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement, and to consummate the transactions set forth herein and therein.
          (iii) This Agreement and the Terms Agreement have been duly authorized, executed and delivered on the part of Discover Bank.

          (iv) The compliance by Discover Bank with all of the provisions of this Agreement, the Terms Agreement, the Pooling and Servicing Agreement, the Collateral Certificate Transfer Agreement and the Trust Agreement and the delivery of the Collateral Certificate will not conflict with or result in any breach which would constitute a material default under, or, except to the extent contemplated in the Pooling and Servicing Agreement, the Collateral Certificate Transfer Agreement, the Trust Agreement, or the Indenture, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Discover Bank or DFS, material to Discover Bank and DFS (whether or not consolidated) considered as a whole, pursuant to the terms of, any material indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which Discover Bank or DFS is a party or by which Discover Bank or DFS may be bound or to which any of the property or assets of Discover Bank or DFS, material to Discover Bank and DFS (whether or not consolidated) considered as a whole, is subject, nor will such action result in any material violation of the provisions of the Certificate of Incorporation or the By-Laws of Discover Bank, or to the best knowledge of such counsel, any statute or any order, rule or regulation applicable to Discover Bank of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over Discover Bank other than the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and the rules and regulations under each of such acts and other than the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Notes and other state laws relating to the perfection of security interests; and, to the best knowledge of such counsel, no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes except as may be required under the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Notes and except for the filing of any financing or continuation statement required to perfect or continue the Master Trust’s interest in the Receivables or the Issuer’s interest in the Collateral.
          (v) The Pooling and Servicing Agreement, the Collateral Certificate Transfer Agreement

and the Trust Agreement have been duly authorized, executed and delivered on the part of Discover Bank and as to Discover Bank are valid and binding instruments enforceable in accordance with their terms except as the foregoing may be limited by insolvency, bankruptcy, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles; the Pooling and Servicing Agreement and the Trust Agreement are not required to be qualified under the Trust Indenture Act; the Master Trust is not required to be registered under the Investment Company Act; and the Collateral Certificate has been duly authorized and (assuming its due authentication by the Master Trust Trustee) has been duly executed, issued and delivered is validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement, except as the foregoing may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles.
          (vi) The Registration Statement, as of its most recent effective date prior to the Time of Sale, and the Prospectus, as of its date, in each case after giving effect to Rule 412 under the Act, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that except as set forth in paragraph (vii) of the opinion, such counsel need express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement and the Prospectus are correct and complete.
          (vii) Assuming (a) the Web site address included in the Registration Statement is accurate and provides unrestricted access free of charge to static pool information posted thereon, (b) static pool information posted on such Web site is available for the time periods specified in Rule 312 of Regulation S-T, and is updated only in compliance with such rule, and (c) Discover Bank complies with the requirements of Rule 312 of Regulation S-T regarding retaining all versions of such information for not less than five years and furnishing it to the Commission or its staff upon request, the use of a Web site to satisfy the requirements for the Prospectus contained in Item 1105 of Regulation AB regarding static pool information is permitted pursuant to Rule 312 of Regulation S-T.
     In rendering such opinion, counsel may rely to the extent they deem appropriate upon certificates of officers or other executives of Discover Bank and their affiliates and of public officials as to factual matters and upon opinions of other counsel. Such counsel shall also state that nothing has come to their attention which has caused them to believe that the Registration Statement as of its effective date or the Time of Sale Information as of the Time of Sale or the Prospectus as of the date thereof and as of the applicable Time of Delivery (other than financial, statistical and accounting data therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
     (d) Counsel to the Issuer shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you in your reasonable judgment, to the effect that:
          (i) The Issuer is validly existing as a statutory trust in good standing under the laws of the State of Delaware.
          (ii) This Agreement and the Terms Agreement have been duly authorized, executed and delivered on the part of the Issuer.
          (iii) The compliance by the Issuer with all of the provisions of this Agreement, the Terms Agreement, the Indenture and the Trust Agreement and the delivery of the Notes and the Trust Certificate (as defined in the Trust Agreement) will not conflict with or result in any breach which would constitute a material default under, or, except to the extent contemplated in the Pooling and Servicing Agreement or the Indenture, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer, material to the Issuer considered as a whole, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which the Issuer is a party or by which the Issuer may be bound or to which any of the property or assets of the Issuer, material to the Issuer considered as a whole, is subject, nor will such action result in any material violation of the provisions of the Trust Agreement, or to the best knowledge of such counsel, any statute or any order, rule or regulation applicable to the Issuer of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Issuer other than the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and the rules and regulations under each of such acts and other than the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Notes and other state laws relating to the perfection of security interests; and, to the best knowledge of such counsel, no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes except as may be required under the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Notes and except for the filing of any financing or continuation statement required to perfect or continue the Issuer’s interest in the Collateral.
          (iv) The Indenture has been duly authorized, executed and delivered on the part of the Issuer and as to the Issuer is a valid and binding instrument enforceable in accordance with its terms except as the foregoing may be limited by insolvency, bankruptcy, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles; the Indenture is qualified under the Trust Indenture Act; the Issuer is not required to be registered under the Investment Company Act; and the Notes have been duly authorized and (assuming their due authentication by the Indenture Trustee) have been duly executed, issued and delivered and constitute valid and binding obligations of the Issuer in accordance with their terms, enforceable in accordance with the terms of the Indenture, except as the foregoing may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles.
          (e) Counsel to Discover Bank shall have furnished you with an opinion in form and substance satisfactory to you and your counsel, to the effect that:

          (i) Each of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Indenture, the Collateral Certificate and the Notes conform in all material respects to the descriptions thereof contained in the Registration Statement, in the form in which it became effective, and the Prospectus.
          (ii) The statements in the Preliminary Prospectus and the Prospectus under the heading “U.S. Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
          (iii) Although no transaction closely comparable to that contemplated in the Prospectus or the Prospectus Supplement has been the subject of any Treasury Regulation, revenue ruling or judicial decision, (A) the Notes will be characterized as debt for U.S. federal income tax purposes and (B) each of the Issuer and the Master Trust will not be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
          (iv) The statements in the Preliminary Prospectus and the Prospectus under the heading “Investment by Benefit Plans,” have been prepared and reviewed by us and, insofar as they purport to summarize the provisions of the specific statutes and regulations referred to therein, are accurate summaries in all material respects.
          (f) Counsel to Discover Bank shall have furnished you with (i) an opinion in form and substance satisfactory to you and your counsel, with respect to certain matters relating to the transfer by Discover Bank of the Receivables to the Master Trust, with respect to the applicability of certain provisions of the Federal Deposit Insurance Act, as amended by the Financial Institutions, Reform, Recovery and Enforcement Act of 1989, with respect to the effect of receivership of Discover Bank on such interest in the Receivables and with respect to other related matters in a form approved by you and your counsel and (ii) an opinion or opinions of Delaware counsel to Discover Bank, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, with respect to the perfection of the Master Trust’s interests in the Receivables and certain other matters.
          (g) You shall have received evidence satisfactory to you that, on or before the Time of Delivery, UCC-1 financing statements have been filed (i) in the offices of the Secretary of State of Delaware, reflecting the interests of the Master Trust in the Receivables and (ii) in the offices of the Secretary of State of the State of Delaware, reflecting the interests of the Indenture Trustee in the Collateral and the proceeds thereof.
          (h) Counsel to the Issuer shall have furnished you with an opinion or opinions, dated the Closing Date, in form and substance satisfactory to you and you counsel, with respect to the grant of the Collateral Certificate and the proceeds thereof to the Indenture Trustee for the benefit of the Noteholders and with respect to the perfection of the Indenture Trustee’s interest in the Collateral, including the Collateral Certificate, and the proceeds thereof.
          (i) Delaware counsel to the Issuer shall have furnished you with an opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that:
          (i) The Issuer has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.C. § 3801, et seq. (referred to in this subsection as the “Act”).
          (ii) The Trust Agreement is a legal, valid and binding obligation of the Owner Trustee and the Beneficiary, enforceable against the Owner Trustee and the Beneficiary, in accordance with its terms.
          (iii) The Trust Agreement and the Act authorize the Issuer to execute and deliver the Indenture and the other transaction documents referred to in such opinion (collectively referred to in this subsection as the “Trust Documents”), to issue the Notes and the trust certificate (referred to in this subsection as the “Trust Certificate”) and to grant the Collateral to the Indenture Trustee as security for the Notes.
          (iv) The Issuer has the power and authority, pursuant to the Trust Agreement and the Act, to execute, deliver and perform its obligations under the Trust Documents, the Notes and the Trust Certificate and the execution and delivery of such agreements and obligations have been duly authorized.
          (v) The Trust Certificate has been validly issued and is entitled to the benefits of the Trust Agreement.
          (vi) Neither the execution, delivery and performance by the Issuer of the Trust Documents, the Notes or the Trust Certificate, nor the consummation by the Issuer of any of the transactions by the Issuer contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust with the Delaware Secretary of State (which certificate of trust has been duly filed) and the filing of any financing statements with the Delaware Secretary of State in connection with the Trust Documents.
          (vii) Neither the execution, delivery and performance by the Issuer of the Trust Documents, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer.
          (viii) Under § 3805(b) of the Act, no creditor of the holder of the Trust Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement.

          (ix) Under § 3808(a) and (b) of the Act, the Issuer may not be terminated or revoked by the Beneficiary, and the dissolution, termination or bankruptcy of any holder of the Owner Certificate (as defined in the Trust Agreement) shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement.
          (x) The Beneficiary is the sole beneficial owner of the Issuer.
          (j) At the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you.
          (k) (i) Discover Bank and its affiliates (whether or not consolidated) considered as a whole, shall not have sustained, since the date of the latest audited financial statement previously delivered to you, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since the date of the Terms Agreement there shall not have been any material change in the capital stock accounts or long-term debt of Discover Bank or any material adverse change in the general affairs, financial position, shareholders’ equity or results of operations of Discover Bank and its affiliates (whether or not consolidated) considered as a whole, the effect of which in any such case described in clause (i) or (ii), in your judgment renders it inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.
          (l) Subsequent to the date of the Terms Agreement none of (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or any successor entity of any such exchange, (ii) any moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) the United States shall have become engaged in the outbreak or escalation of hostilities involving the United States or there has been a declaration by the United States of a national emergency or a declaration of war or (v) there shall have occurred any change in financial markets or any other calamity or crisis that, in your judgment, is material and adverse, any of which events, singly or together with any other event specified in this subsection (g) makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.
          (m) At or prior to the Time of Delivery, the Notes shall be assigned the ratings by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc. (“Standard & Poor’s”) and Fitch, Inc. (“Fitch”) set forth in the Terms Agreement.
          (n)  Discover Bank and the Issuer shall have furnished or caused to be furnished to you at the Time of Delivery certificates satisfactory to you as to the accuracy at and as of such Time of Delivery of the representations and warranties of Discover Bank and the Issuer herein and as to the performance by Discover Bank and the Issuer of all their respective obligations hereunder to be performed at or prior to the Time of Delivery and Discover Bank and the Issuer shall have also furnished you similar certificates satisfactory to you as to the matters set forth in subdivision (a) of this Section 7.
If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and your counsel, this Agreement and all its obligations hereunder may be canceled at, or at any time before, the Time of Delivery by you. Notice of such cancellation shall be given to the Issuer and Discover Bank in writing or by telephone or telecopy confirmed in writing prior to the Time of Delivery.

     8. (a) Except as expressly set forth in this Agreement, Discover Bank and the Issuer will pay all expenses incidental to the performance of their obligations under this Agreement and will reimburse each Underwriter for any expenses reasonably incurred by it in connection with qualification of the Notes and determination of their eligibility for investment under the laws of such jurisdictions as the Representative may reasonably designate (including reasonable fees and disbursements of their counsel) and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for the cost incurred with the preparation and filing of the Registration Statement, the Time of Sale Information and any Issuer Free Writing Prospectus. Except as specifically provided in this Section and in Section 9 of this Agreement, each Underwriter will pay all of its own costs and expenses (including the fees and disbursements of counsel), transfer taxes on resales of Notes by it and any advertising expenses connected with any offers it may make.
         (b) If the sale of the Notes provided for herein is not consummated because of (i) any condition to the obligations of the Underwriters set forth in Section 7 of this Agreement is not satisfied, (ii) any refusal, inability or failure on the part of Discover Bank or the Issuer to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any Underwriter or (iii) any breach of a representation or warranty herein on the part of Discover Bank or the Issuer other than solely by reason of a default by any Underwriter, Discover Bank will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Notes.
     9. (a) Discover Bank will indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto furnished by Discover Bank or the Issuer, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto) necessary to make the statements therein not misleading or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that Discover Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to Discover Bank by any Underwriter through you expressly for use therein; and provided, further, that Discover Bank shall not be liable to any Underwriter or any person controlling such Underwriter under the indemnity agreement in this subdivision (a) with respect to the Preliminary Prospectus, or any Issuer Free Writing Prospectus, as the case may be, to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results solely from the fact that such Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the Time of Sale, the Time of Sale Information (including, for the avoidance of doubt, any Time of Sale Information that corrected or superseded any information previously provided to the Underwriters) if Discover Bank had previously furnished copies thereof to such Underwriter prior to the Time of Sale.
          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless

Discover Bank against any losses, claims, damages or liabilities to which Discover Bank may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement, Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto) necessary to make the statements therein not misleading or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement, or the Prospectus, or any such amendment or supplement in reliance upon and in conformity with information furnished to the Issuer and Discover Bank by such Underwriter through the Representative specifically for use therein; and will reimburse Discover Bank for any legal or other expenses reasonably incurred by Discover Bank in connection with investigating or defending any such action or claim.
          (c) Within a reasonable period after receipt by an indemnified party under subdivision (a) or (b) above of notice of the commencement of any action with respect to which indemnification is sought under such subdivision or contribution may be sought under subdivision (d) below, such indemnified party shall notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party, subject to the approval of the indemnifying party (such approval not to be unreasonably withheld); provided, however, that the indemnifying party shall not be responsible for the expenses of more than one separate counsel for all indemnified parties (including one local counsel, if necessary, in the applicable jurisdiction). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is a party and indemnity has been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.
          (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subdivision (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by Discover Bank on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Discover Bank on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Discover Bank on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer or Discover Bank bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Discover Bank on the one hand and the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of Discover Bank on the one hand and the Underwriters, directly or through you, on the other hand. With respect to any Underwriter, such relative fault shall also be determined by reference to the extent (if any) to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter sold the Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, copies of the Time of Sale Information if Discover Bank had previously furnished copies thereof to such Underwriter. Discover Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subdivision (d) were determined by per capita allocation among the indemnifying parties (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subdivision (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subdivision (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it in connection with such Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subdivision (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (e) The obligations of Discover Bank under this Section 9 shall be in addition to any liability which Discover Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of Discover Bank and to each person, if any, who controls Discover Bank within the meaning of the Act.
          (f) For clarification purposes, in this Section 9 only, it is understood that the terms “Preliminary Prospectus” and “Prospectus” include static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, without regard to whether such information is deemed to be a part of a prospectus under Item 1105(d) of Regulation AB under the Act.
     10. Each Underwriter hereby agrees that it shall not institute against, or join any other person or entity in instituting against the Issuer or the Master Trust any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under United States federal or state laws, or other bankruptcy or similar laws, in connection with any obligations owing to it until at least one year and one day from the date of the Time of Sale or, if longer, the applicable preference period then in effect. Each Underwriter hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and that such Underwriter will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. Notwithstanding any other provisions hereof, recourse in respect of any obligations of the Issuer to each Underwriter will be limited to such funds that are available to the Issuer under the Indenture and upon the exhaustion thereof all obligations of, and claims against, the Issuer arising from this Agreement or any transactions contemplated hereby or thereby shall be extinguished and shall not thereafter revive.
     11. (a) If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder and under the Terms Agreement, you may in your discretion arrange for yourselves or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Notes, then Discover Bank and the Issuer shall be entitled to a further period of thirty-six hours within which to procure another party or other parties to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify Discover Bank and the Issuer that you have so arranged for the purchase of such Notes, or either Discover Bank or the Issuer notifies you that it has so arranged for the purchase of such Notes, you, Discover Bank, or the Issuer shall have the right to postpone the Time of Delivery for such Notes for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and Discover Bank and the Issuer agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.
          (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you, Discover Bank and the Issuer as provided in subdivision (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then Discover Bank and the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such Underwriter agreed to purchase hereunder and under the Terms Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of the Notes which such Underwriter agreed to purchase hereunder and under the Terms Agreement) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you, Discover Bank and the Issuer as provided in subdivision (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, as referred to in subdivision (b) above, or if neither Discover Bank nor the Issuer exercises the right described in subdivision (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then the Terms Agreement relating to the Notes shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, Discover Bank or the Issuer, except for the expenses to be borne by Discover Bank and the Issuer as provided in Section 9 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     12. The respective indemnities, agreements, representations, warranties and other statements of Discover Bank, the Issuer and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, Discover Bank or any officer or director or controlling person of Discover Bank, or the Issuer or any officer or director or controlling person of the Issuer, and shall survive delivery of and payment for the Notes. Anything herein to the contrary notwithstanding, the indemnity agreement of Discover Bank and the Issuer in subdivisions (a) and (e) of Section 9 hereof, the representations and warranties in subdivisions (b) and (c) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus as amended or supplemented contained in any certificate furnished by Discover Bank or the Issuer pursuant to subdivision (i) of Section 7 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by Discover Bank or the Issuer of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of an Underwriter or a controlling person of an Underwriter if a director, officer or controlling person of Discover Bank or the Issuer when the Registration Statement becomes effective or a person who, with his consent, is named in the Registration Statement as being about to become a director of Discover Bank or the Issuer, is a controlling person of such Underwriter, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for Discover Bank and the Issuer the matter has been settled by controlling precedent, Discover Bank and the Issuer will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     13. If the Terms Agreement shall be terminated pursuant to Section 11 hereof, neither Discover Bank nor the Issuer shall be under any liability to any Underwriter with respect to the Notes subject to such Terms Agreement except as provided in Section 8 and Section 9 hereof; but, if for any other reason the Notes are not delivered by or on behalf of Discover Bank and the Issuer as provided herein, Discover Bank and the Issuer will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes, but neither Discover Bank nor the Issuer shall then be under any further liability to any Underwriter with respect to the Notes except as provided in Section 8 and Section 9 hereof.

     14. In all dealings hereunder, you shall act on behalf of each of the Underwriters and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you, or by the Representative on behalf of you.
All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing and if to the Underwriters shall be sufficient in all respects, if delivered or sent by registered mail to you jointly to the address for the Representative set forth on the first page hereof, if to Discover Bank shall be sufficient in all respects if delivered or sent by registered mail to Discover Bank at 12 Read’s Way, New Castle, Delaware 19720, Attention: President and if to the Issuer shall be sufficient in all respects if delivered or sent by registered mail to the Issuer at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration.
     15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, Discover Bank, the Issuer and, to the extent provided in Section 9 and Section 12 hereof, the officers and directors of Discover Bank and the Issuer and each person who controls Discover Bank, the Issuer or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     16. Time shall be of the essence of this Agreement.
     17. This Agreement shall be construed in accordance with the laws of the State of New York. “Business day” as used herein shall mean any day when the Commission’s office in Washington, D.C. is normally open for business.
     18. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.
     19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your under-standing, please sign and return five counterparts hereof and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, Discover Bank and the Issuer.

Very truly yours,

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By: Discover Bank, not in its individual capacity but solely as Depositor on behalf of the Issuer

By:	/s/ Michael F. Rickert

DISCOVER BANK

By:	/s/ Michael F. Rickert

Accepted as of the date hereof:
UBS SECURITIES LLC
as Underwriter and as the Representative
of the Underwriters named in Schedule I to the Terms Agreement

By:	/s/ Thomas Dang

/s/ Verdi Contente

[Signature Page to Underwriting Agreement]

Exhibit A
DISCOVER CARD EXECUTION NOTE TRUST
DISCOVERSERIES
Class [_]([____])
ASSET BACKED NOTES
TERMS AGREEMENT
Dated: [________] [___], [___]

To:	DISCOVER CARD EXECUTION NOTE TRUST DISCOVER BANK

Re:	Underwriting Agreement dated [______] [_____], [____] (the “Agreement”)
Series Designation:
DiscoverSeries.
Registration Statement:
     Nos. [_______], [_______] and [_______].
Title of Securities:
Discover Card Execution Note Trust, DiscoverSeries Class [___]([___]) Notes (the “Notes”).
Initial Principal Amount of Notes:
$[                    ].
Required Note Rating:
[_____] by Moody’s Investor Service, Inc.
[_____] by Standard & Poor’s Rating Services
[_____] by Fitch, Inc.
[Aggregate outstanding balance of Receivables in the Discover Card Master Trust I as of [                    ] [___], [___]: $[                                        ].]
Expected Date of Terms Document: [___] [___], [___].
Interest Rate or Formula: [                    ].
Time of Sale:
[___] [a.m/p.m.] New York City time on [_______] [____], [___].
Time of Sale Information:

(1) [Tranche Term Sheet dated [_______] [___], [___] relating to the Discover Card Execution Note Trust, DiscoverSeries Class [___](the “Tranche Term Sheet”), attached as Annex 1 hereto[, which incorporates by reference (a) the prospectus supplement for the DiscoverSeries Class [___] ([___]-[___]) notes dated as of [___] [___], [___] filed pursuant to Rule 424(b) of the Securities Act of 1933], (b) the static pool information regarding the historical performance of the Receivables for the accounts contained on the internet website [http://www.discoverfinancial.com/absdata] and (c) the other reports and documents incorporated by reference to the Tranche Term Sheet and (2) the Pricing Term Sheet.]1
If, subsequent to the Time of Sale, it is determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Underwriters have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Notes, then “Time of Sale Information” will also include any information that corrects such material misstatements or omissions, together with any other information, to the extent it is made available to purchasers at the time of entry into the last such new purchase contract such that “Time of Sale Information” no longer includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (“Corrective Information”).
Underwriter Information
“Underwriter Information” shall mean the written information furnished to Discover Bank and Discover Card Execution Note Trust by the Underwriters for use in the Prospectus and set forth in the “blood letter” from the Underwriters to Discover Bank and Discover Card Execution Note Trust dated the Closing Date.
Pricing Term Sheet:
A copy of the Pricing Term Sheet, dated as of [___] [___], [___], relating to the Discover Card Execution Note Trust, DiscoverSeries Class [___]([___]) Notes (the “Pricing Term Sheet”), a document prepared by Discover Bank and Discover Card Execution Note Trust and filed as an issuer free writing prospectus that contains final transaction terms for Discover Card Execution Note Trust, DiscoverSeries Class [___]([___]) Notes, is attached as Annex 2 hereto. The Underwriters shall have delivered the information set forth on the Pricing Term Sheet to potential investors in the Notes prior to entering into a purchase contract with the investor for the purchase of such Notes.
Terms of Sale:
The purchase price for the Notes to the Underwriters will be
[___]% of the aggregate principal amount of the Notes.
The Underwriters will offer the Notes to the public at a price equal to
[___]% of the aggregate principal amount of the Notes.

[1]	Prospectus supplement and prospectus may be filed separately as a free writing prospectus or a preliminary prospectus.

Closing Date: [___] [___], [___], or such other date as may be agreed upon in writing.
Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on the Closing Date, or at such other time as may be agreed upon in writing.

          Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Notes. This Terms Agreement may be amended only by written agreement of the parties hereto.

Very truly yours, [UNDERWRITER] As the Representative of the Underwriters named in Schedule I hereto
By:

Accepted:
DISCOVER CARD EXECUTION NOTE
TRUST, as Issuer
By: Discover Bank, not in its individual
capacity but solely as Depositor on
behalf of the Issuer

By:

DISCOVER BANK

By:

SCHEDULE I
UNDERWRITERS
$[                    ] Discover Card Execution Note Trust, DiscoverSeries Class [___]([___]) Notes

Principal Amount
[ ]	$[ ]]
[ ]	$[ ]]
[ ]	$[ ]]
[ ]	$[ ]]
[ ]	$[ ]]
[ ]	$[ ]]

ANNEX 1
[TRANCHE TERM SHEET]

ANNEX 2
[PRICING TERM SHEET]